                                                                     EXHIBIT 5.1

                                October 22, 2001



Cerner Corporation
2800 Rockcreek Parkway
Kansas City, Missouri  64117

Ladies and Gentlemen:

              We refer to the Registration Statement on Form S-4 (the "Registration Statement") of Cerner Corporation, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission on or about October 22, 2001, for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), 362,791 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of September 4, 2001, among the Company, Cerner Holdings, Inc. ("Merger Sub") and Dynamic Healthcare Technologies, Inc. ("Dynamic") (the "Agreement"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

              We have examined the Restated Certificate of Incorporation, as amended, the Bylaws of the Company, as currently in effect, minutes of the applicable meetings of the Board of Directors and stockholders of the Company, together with such other corporate records, certificates of public officials and other documents as we have deemed relevant to this opinion.

              Based upon the foregoing, it is our opinion that:

              1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

              2. All necessary corporate action has been taken to authorize the issuance of the aforesaid 362,791 shares of Common Stock and all such shares of Common Stock as shall be issued in exchange for shares of common stock, par value $0.01 per share, of Dynamic pursuant to the Agreement shall be, when so issued, legally issued, fully paid and nonassessable.

Cerner Corporation
October 22, 2001
Page 2



              We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, the reference to this opinion under the heading "The Merger -- Federal Income Tax Consequences" in the Registration Statement and the reference to our firm under the heading "Legal Matters" in the related Proxy Statement/Prospectus which forms a part of the Registration Statement.

                                Very truly yours,

                                /s/ Stinson, Mag & Fizzell. P.C.